Exhibit 99.1

NETSOL Technologies Reports First Quarter Fiscal 2026 Results; Revenue Up 2.8% Year-Over-Year

Cloud and SaaS revenue increased 9.4% compared with the prior year period, reflecting a continued shift toward recurring, platform-based offerings

ENCINO, Calif., Nov. 12, 2025 (GLOBE NEWSWIRE) — NETSOL Technologies, Inc. (Nasdaq: NTWK), a provider of AI-powered solutions and services enabling OEMs, dealerships and financial institutions to sell, finance and lease assets, reported results for the fiscal first quarter of 2026 ended September 30, 2025.

Fiscal First Quarter 2026 Financial Results

Total net revenues for the first quarter of fiscal 2026 increased 2.8% to $15 million, compared with $14.6 million in the prior year period, driven by a 9.4% increase in subscription and support revenues. On a constant currency basis, total net revenues were $15.1 million.

■	Total subscription (SaaS and Cloud) and support revenues increased 9.4% to $9 million compared with $8.2 million in the prior year period. Total subscription and support revenues on a constant currency basis were $9.1 million.

■	Total services revenues were $6 million, compared with $6.4 million in the prior year period. Total services revenues on a constant currency basis were $5.9 million.

■	License fees were $72,225 in the first quarter of FY’26.

Gross profit for the first quarter of fiscal 2026 was $5.9 million or 39.4% of net revenues, compared to $6.6 million or 45% of net revenues in the first quarter of fiscal 2025. On a constant currency basis, gross profit was $5.9 million or 39.1% of net revenues as measured on a constant currency basis.

Operating expenses for the first quarter of fiscal 2026 were $7.8 million or 51.6% of sales compared to $7.3 million or 50.2% of sales for the first quarter of fiscal 2025. On a constant currency basis, operating expenses were $7.8 million or 51.5% of sales on a constant currency basis.

Loss from operations for the first quarter of fiscal 2026 was $1.8 million compared to a loss from operations of $0.76 million in the first quarter of fiscal 2025.

GAAP net loss attributable to NETSOL for the first quarter of fiscal 2026 totaled $2.4 million or $0.20 per diluted share, compared with GAAP net income of $0.071 million or $0.006 per diluted share in the prior year period.

Non-GAAP EBITDA for the first quarter of fiscal 2026 was a loss of $1.8 million, or $0.15 per diluted share, compared with non-GAAP EBITDA of $0.30 million, or $0.03 per diluted share in the first quarter of fiscal 2025 (see note regarding “Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP measure).

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2026 was a loss of $1.9 million, or $0.16 per diluted share, compared with non-GAAP adjusted EBITDA of $0.20 million, or $0.02 per diluted share in the prior year period (see note regarding “Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP measure).

Balance Sheet and Capital Structure

Cash and cash equivalents were $22.7 million as of September 30, 2025, compared with $17.4 million as of June 30, 2025. Working capital was $24.9 million as of September 30, 2025, compared with $26.6 million as of June 30, 2025. Total NETSOL stockholders’ equity at September 30, 2025, was $35.8 million or $3.03 per share.

Management Commentary

Commentary from Najeeb Ghauri, CEO and Chairman:

“While our first quarter financial results reflect some near-term pressures, we are encouraged by the overall growth in total net revenues, which increased 2.8% year-over-year to $15 million. We experienced continued growth in our subscription and support revenues, which increased 9.4% year-over-year. This trend demonstrates that our recurring revenue model is gaining traction and provides a solid foundation for long-term stability and profitability.”

Commentary from Roger Almond, CFO:

“From a financial perspective, while the first quarter reflects a higher operating expense ratio and a temporary compression in gross margins, we remain committed to balancing strategic investment with cost discipline. Our cash position of $22.7 million provides ample liquidity to support ongoing growth initiatives and we continue to prioritize investments that enhance recurring revenue streams and scalable digital solutions. The progress in subscription and support revenues underscores the resilience of our business model and we are taking proactive steps to optimize operational efficiency as we navigate short-term headwinds, keeping our focus squarely on long-term profitability and shareholder value creation.”

About NETSOL Technologies

NETSOL Technologies delivers state-of-the-art solutions for the asset finance and leasing industry, serving automotive and equipment OEMs, auto captives and financial institutions across over 30 countries. Since its inception in 1996, NETSOL has been at the cutting edge of technology, pioneering innovations with its asset finance solutions and leveraging advanced AI and cloud services to meet the complex needs of the global market. Renowned for its deep industry expertise, customer-centric approach and commitment to excellence, NETSOL fosters strong partnerships with its clients, ensuring their success in an ever-evolving landscape. With a rich history of innovation, ethical business practices and a focus on sustainability, NETSOL is dedicated to empowering businesses worldwide, securing its position as the trusted partner for leading firms around the globe.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Investor Relations
(818) 222-9195
investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries
Schedule 1: Consolidated Balance Sheets

	As of	As of
	September 30, 2025	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$22,690,618	$17,357,944
Accounts receivable, net of allowance of $359,088 and $355,464	6,320,988	7,527,572
Revenues in excess of billings, net of allowance of $31,662 and $34,496	13,994,651	18,230,619
Other current assets	3,586,732	3,203,468
Total current assets	46,592,989	46,319,603
Revenues in excess of billings, net - long term	881,053	903,766
Property and equipment, net	5,188,592	5,073,372
Right of use assets - operating leases	653,418	809,513
Other assets	6,938	32,331
Goodwill	9,302,524	9,302,524
Total assets	$62,625,514	$62,441,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,191,552	$8,010,844
Current portion of loans and obligations under finance leases	8,330,243	8,240,061
Current portion of operating lease obligations	401,655	433,242
Unearned revenue	3,735,828	3,029,850
Total current liabilities	21,659,278	19,713,997
Loans and obligations under finance leases; less current maturities	218,170	134,608
Operating lease obligations; less current maturities	224,417	333,374
Total liabilities	22,101,865	20,181,979

Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 18,000,000 shares authorized; 12,733,907 shares issued and 11,794,876 outstanding as of September 30, 2025 , 12,700,465 shares issued and 11,761,434 outstanding as of June 30, 2025	127,342	127,008
Additional paid-in-capital	129,636,251	129,529,901
Treasury stock (at cost, 939,031 shares as of September 30, 2025 and June 30, 2025)	(3,920,856)	(3,920,856)
Accumulated deficit	(43,646,368)	(41,289,080)
Other comprehensive loss	(46,402,374)	(46,613,208)
Total NetSol stockholders’ equity	35,793,995	37,833,765
Non-controlling interest	4,729,654	4,425,365
Total stockholders’ equity	40,523,649	42,259,130
Total liabilities and stockholders’ equity	$62,625,514	$62,441,109

NETSOL Technologies, Inc. and Subsidiaries
Schedule 2: Consolidated Statement of Operations

	For the Three Months
	Ended September 30,
	2025	2024
Net Revenues:
License fees	$72,225	$1,229
Subscription and support	8,960,555	8,192,471
Services	5,979,143	6,404,798
Total net revenues	15,011,923	14,598,498

Cost of revenues	9,099,933	8,034,386
Gross profit	5,911,990	6,564,112

Operating expenses:
Selling, general and administrative	7,536,353	6,964,321
Research and development cost	214,343	359,949
Total operating expenses	7,750,696	7,324,270

Income (loss) from operations	(1,838,706)	(760,158)

Other income and (expenses)
Interest expense	(174,611)	(258,219)
Interest income	280,974	769,867
Gain (loss) on foreign currency exchange transactions	(286,917)	542,545
Other income	17,670	153,491
Total other income (expenses)	(162,884)	1,207,684

Net income before income taxes	(2,001,590)	447,526
Income tax provision	(215,775)	(229,817)
Net income	(2,217,365)	217,709
Non-controlling interest	(139,923)	(146,914)
Net income attributable to NetSol	$(2,357,288)	$70,795

Net income per share:
Net income per common share
Basic	$(0.20)	$0.006
Diluted	$(0.20)	$0.006

Weighted average number of shares outstanding
Basic	11,767,811	11,429,695
Diluted	11,767,811	11,482,754

NETSOL Technologies, Inc. and Subsidiaries
Schedule 3: Consolidated Statement of Cash Flows

	For the Three Months
	Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(2,217,365)	$217,709
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	324,606	365,997
Provision for bad debts	(1,583)	336,506
Gain on sale of assets	(16,613)
Stock based compensation	145,400	47,779
Changes in operating assets and liabilities:
Accounts receivable	1,218,992	6,738,384
Revenues in excess of billing	4,282,495	836,403
Other current assets	(323,491)	(222,359)
Accounts payable and accrued expenses	1,176,241	10,546
Unearned revenue	714,879	(2,813,220)
Net cash provided by operating activities	5,303,561	5,517,745

Cash flows from investing activities:
Purchases of property and equipment	(485,281)	(100,737)
Sales of property and equipment	16,687	-
Investment in associates	25,396	-
Purchase of subsidiary shares	-	(7,895)
Net cash used in investing activities	(443,198)	(108,632)

Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	-	21,500
Proceeds from exercise of subsidiary options	64,147	-
Proceeds from bank loans	242,421	250,000
Payments on finance lease obligations and loans - net	(115,350)	(118,311)
Net cash provided by financing activities	191,218	153,189
Effect of exchange rate changes	281,093	(163,511)
Net increase (decrease) in cash and cash equivalents	5,332,674	5,398,791
Cash and cash equivalents at beginning of the period	17,357,944	19,127,165
Cash and cash equivalents at end of period	$22,690,618	$24,525,956

NETSOL Technologies, Inc. and Subsidiaries
Schedule 4: Reconciliation to GAAP

	For the Three Months
	Ended September 30,
	2025	2024

Net Income (loss) attributable to NetSol	$(2,357,288)	$70,795
Non-controlling interest	139,923	146,914
Income taxes	215,775	229,817
Depreciation and amortization	324,606	365,997
Interest expense	174,611	258,219
Interest (income)	(280,974)	(769,867)
EBITDA	$(1,783,347)	$301,875
Add back:
Non-cash stock-based compensation	145,400	47,779
Adjusted EBITDA, gross	$(1,637,947)	$349,654
Less non-controlling interest (a)	(223,948)	(145,781)
Adjusted EBITDA, net	$(1,861,895)	$203,873

Weighted Average number of shares outstanding
Basic	11,767,811	11,429,695
Diluted	11,767,811	11,482,754

Basic adjusted EBITDA	$(0.16)	$0.02
Diluted adjusted EBITDA	$(0.16)	$0.02

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$139,923	$146,914
Income Taxes	39,792	70,587
Depreciation and amortization	75,085	89,135
Interest expense	48,827	79,192
Interest (income)	(79,679)	(242,647)
EBITDA	$223,948	$143,181
Add back:
Non-cash stock-based compensation	-	2,600
Adjusted EBITDA of non-controlling interest	$223,948	$145,781